                                                                    EXHIBIT 99.2

PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                            MORGAN STANLEY GROUP INC.
             CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  (IN MILLIONS)

ASSETS
                                                                                   August 31,
                                                                                     1996       November 30,
                                                                                  (Unaudited)       1995
                                                                                  -----------   -------------
Cash and interest-bearing equivalents                                              $  3,460       $  2,471

Cash and securities deposited with clearing organizations or segregated under federal and other regulations (securities at market value of $2,479 at
    August 31, 1996 and $859
    at November 30, 1995)                                                             2,758          1,339

Financial instruments owned:
    U.S. government and agency securities                                            10,232         12,480
    Other sovereign government obligations                                           13,598         13,792
    Corporate and other debt                                                         13,347         10,690
    Corporate equities                                                                9,352         13,185
    Derivative contracts                                                              8,245          8,043
    Physical commodities                                                                396            410

Securities purchased under agreements to resell                                      61,673         45,886

Securities borrowed                                                                  35,023         27,069

Receivables:
    Customers                                                                         5,087          3,413
    Brokers, dealers and clearing organizations                                       1,943          1,475
    Interest and dividends                                                            1,123          1,082
    Fees and other                                                                      586            506

Property, equipment and leasehold improvements, at cost, net of accumulated depreciation and amortization of $576 at August 31, 1996 and $462
    at November 30, 1995                                                              1,287          1,286

Other assets                                                                          1,116            626
                                                                                   --------       --------

Total assets                                                                       $169,226       $143,753
                                                                                   ========       ========


See Notes to Condensed Consolidated Financial Statements.

                            Morgan Stanley Group Inc.
             Condensed Consolidated Statement of Financial Condition
                        (In millions, except share data)

Liabilities and Stockholders' Equity

                                                                                    August 31,
                                                                                       1996                  November 30,
                                                                                    (Unaudited)                  1995
                                                                                    ----------               ------------
Short-term borrowings                                                                 $ 11,581                  $ 11,703

Financial instruments sold, not yet purchased:
      U.S. government and agency securities                                             10,489                     6,459
      Other sovereign government obligations                                             6,417                     8,972
      Corporate and other debt                                                             933                     1,076
      Corporate equities                                                                 7,378                     3,585
      Derivative contracts                                                               6,733                     7,537
      Physical commodities                                                                  76                        71

Securities sold under agreements to repurchase                                          76,992                    60,738

Securities loaned                                                                        7,726                     9,340

Payables:
      Customers                                                                         15,486                    13,818
      Brokers, dealers and clearing organizations                                        1,429                     1,974
      Interest and dividends                                                             1,142                     1,019
      Other liabilities and accrued expenses                                               908                       595
Accrued compensation and benefits                                                        1,676                     1,192
Long-term borrowings                                                                    13,864                     9,635
                                                                                      --------                  --------
                                                                                       162,830                   137,714
                                                                                      --------                  --------
Capital Units                                                                              865                       865
                                                                                      --------                  --------
Commitments and contingencies

Stockholders' equity:

      Preferred stock                                                                      878                       818
      Common stock, $1.00 par value; authorized
          600,000,000 shares; issued 166,366,653
          shares at August 31, 1996 and 162,838,920
          shares at November 30, 1995                                                      166                       163
      Paid-in capital                                                                      690                       730
      Retained earnings                                                                  4,473                     3,815
      Cumulative translation adjustments                                                   (14)                       (9)
                                                                                      --------                  --------
          Subtotal                                                                       6,193                     5,517

      Less:
          Note receivable related to sale of
               preferred stock to ESOP                                                      87                        89
          Common stock held in treasury, at cost
               (13,946,864 shares at August 31, 1996 and
               7,635,174 shares at November 30, 1995)                                      575                       254
                                                                                      --------                  --------
                   Total stockholders' equity                                            5,531                     5,174
                                                                                      --------                  --------

Total liabilities and stockholders' equity                                            $169,226                  $143,753
                                                                                      ========                  ========

See Notes to Condensed Consolidated Financial Statements.

                            Morgan Stanley Group Inc.
             Condensed Consolidated Statement of Income (Unaudited)
                        (In millions, except share data)

                                                       Three Months Ended                       Nine Months Ended
                                                 August 31,          August 31,          August 31,           August 31,
                                                    1996                1995                1996                 1995
                                                 ----------          ----------          ----------           ----------
Revenues:
      Investment banking                        $        431       $        355       $      1,372       $        871
      Principal transactions:
          Trading                                        427                352              1,696                989
          Investments                                     29                 69                 60                 82
      Commissions                                        148                130                461                372
      Interest and dividends                           2,144              1,899              6,023              5,501
      Asset management and administration                137                 96                402                275
      Other                                               --                  1                  3                  4
                                                ------------       ------------       ------------       ------------

          Total revenues                               3,316              2,902             10,017              8,094
      Interest expense                                 2,029              1,751              5,753              5,139
                                                ------------       ------------       ------------       ------------

          Net revenues                                 1,287              1,151              4,264              2,955
                                                ------------       ------------       ------------       ------------

Expenses excluding interest:
      Compensation and benefits                          645                575              2,100              1,416
      Occupancy and equipment                             89                 84                261                247
      Brokerage, clearing and exchange fees               65                 64                199                185
      Communications                                      38                 31                105                 99
      Business development                                37                 30                116                107
      Professional services                               58                 37                153                121
      Other                                               40                 32                119                100
      Relocation charge                                   --                 --                 --                 59
                                                ------------       ------------       ------------       ------------

          Total expenses excluding
               interest                                  972                853              3,053              2,334
                                                ------------       ------------       ------------       ------------

Income before income taxes                               315                298              1,211                621
Provision for income taxes                                96                 89                418                199
                                                ------------       ------------       ------------       ------------

Net income                                      $        219       $        209       $        793       $        422
                                                ============       ============       ============       ============

Earnings applicable to common shares (1)        $        204       $        192       $        745       $        373
                                                ============       ============       ============       ============

Average common and common equivalent
      shares outstanding (1)(2)                  154,034,233        157,236,918        155,305,534        155,249,074
                                                ============       ============       ============       ============

Primary earnings per share (2)                  $       1.32       $       1.23       $       4.79       $       2.41
                                                ============       ============       ============       ============

Fully diluted earnings per share (2)            $       1.27       $       1.17       $       4.59       $       2.29
                                                ============       ============       ============       ============

(1) Amounts shown are used to calculate primary earnings per share.

(2) 1995 share and per share amounts have been retroactively adjusted to give effect for the two-for-one common stock split, effected in the form of a 100% stock dividend, which became effective in January, 1996.


See Notes to Condensed Consolidated Financial Statements.

                            Morgan Stanley Group Inc.
           Condensed Consolidated Statement of Cash Flows (Unaudited)
                                  (In millions)

                                                                      Nine Months Ended
                                                                 August 31,       August 31,
                                                                    1996            1995
                                                                 ----------       ----------

Cash flows from operating activities:
Net income                                                       $   793        $   422
Adjustments to reconcile net income
    to net cash used for operating activities:
         Relocation Charge                                            --             59
         Non-cash charges included in net income                     120            223
         Changes in assets and liabilities:
         Cash and securities deposited with
             clearing organizations or segregated
             under federal and other regulations                  (1,419)         1,671
         Financial instruments owned, net of
             financial instruments sold, not yet purchased         7,756           (435)
         Securities borrowed, net of securities loaned            (9,568)         5,176
         Receivables and other assets                             (2,420)           440
         Payables and other liabilities                            2,008         (2,686)
                                                                 -------        -------
Net cash (used for)/provided by for operating activities          (2,730)         4,870

Cash flows from investing activities:
    Net payments for:
         Property, equipment and leasehold
             improvements                                           (114)          (308)
                                                                 -------        -------
Net cash used for investing activities                              (114)          (308)

Cash flows from financing activities:
    Net proceeds related to short-term borrowings                   (137)        (1,261)
    Securities sold under agreements to
         repurchase, net of securities
         purchased under agreements to resell                        467         (2,083)
    Proceeds from:
         Issuance of common stock                                     88             56
         Issuance of long-term borrowings                          5,724          1,832
         Issuance of Capital Units                                    --            344
         Issuance of 7-3/4% Cumulative Preferred Stock               195             --
    Payments for:
         Purchase of Miller Anderson & Sherrerd, LLP, net
            of cash acquired                                        (200)            --
         Repurchases of common stock                                (507)          (113)
         Repayments of long-term borrowings                       (1,532)        (1,141)
         Redemption of 9.36% Cumulative Preferred Stock             (138)            --
    Cash dividends                                                  (127)           (95)
                                                                 -------        -------
Net cash provided by/(used for) financing activities               3,833         (2,461)
                                                                 -------        -------

Net increase in cash and interest-bearing equivalents                989          2,101
Cash and interest-bearing equivalents, at
    beginning of period                                            2,471          2,135
                                                                 -------        -------
Cash and interest-bearing equivalents, at end of period          $ 3,460        $ 4,236
                                                                 =======        =======


See Notes to Condensed Consolidated Financial Statements.

                            MORGAN STANLEY GROUP INC.
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

In connection with the Company's acquisition of Miller Anderson & Sherrerd, LLP, the Company issued approximately $66 million of notes payable, as well as 2,012,264 shares of common stock having a fair value on the date of acquisition, January 3, 1996, of approximately $83 million.

                            MORGAN STANLEY GROUP INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.       Basis of Presentation

On February 28, 1995, the Board of Directors approved a change in the Company's fiscal year-end from January 31 to November 30. The change became effective for the fiscal period ended November 30, 1995, and, accordingly, this report includes the results for the third quarter and nine months ended August 31, 1996. As a result of this change, the comparable nine month period of the prior year includes the final two months of fiscal 1994 (December 1994 and January
1995) and the first seven months of fiscal 1995.

The information furnished in this quarterly report has been prepared pursuant to the Securities and Exchange Commission's rules and regulations. The Condensed Consolidated Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of the results for the interim period and should be read in connection with the Annual Report on Form 10-K for the fiscal period ended November 30, 1995 (file no. 1-9085)("Form 10-K"). The nature of the business of Morgan Stanley Group Inc. and its domestic and foreign subsidiaries (collectively, the "Company") is such that the results of any interim period may not be indicative of the results for the full year. Prior period financial statements have been reclassified, where appropriate, to conform to the fiscal 1996 presentation.

Financial instruments, including derivatives, used in the Company's trading activities are recorded at fair value, and unrealized gains and losses are reflected in trading revenues. Interest revenue and expense arising from financial instruments used in trading activities are reflected in the Condensed Consolidated Statement of Income as interest income or expense. The fair values of the trading positions generally are based on listed market prices. If listed market prices are not available or if liquidating the Company's positions would reasonably be expected to impact market prices, fair value is determined based on other relevant factors, including dealer price quotations and price quotations for similar instruments traded in different markets, including markets located in different geographic areas. Fair values for certain derivative contracts are derived from pricing models which consider current market and contractual prices for the underlying financial instruments or commodities, as well as time value and yield curve or volatility factors underlying the positions. Purchases and sales of financial instruments are recorded in the accounts on trade date. Unrealized gains and losses arising from the Company's dealings in over-the-counter ("OTC") financial instruments, including derivative contracts related to financial instruments and commodities, are presented in the accompanying Condensed Consolidated Statement of Financial Condition on a net-by-counterparty basis consistent with Financial Accounting Standards Board ("FASB") Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts." Reverse repurchase and repurchase agreements are presented net-by-counterparty where net presentation is consistent with FASB Interpretation No. 41, "Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements."

The Company also enters into various financial instrument related derivative contracts, such as interest rate swaps, currency swaps and forward contracts, as an end user to manage the interest rate and currency exposure arising from certain borrowings. Net revenues from derivatives used in the Company's own asset and liability management are recognized ratably over the term of the contract as an adjustment to interest expense.

Equity securities purchased in connection with merchant banking and other principal investment activities are initially carried in the Condensed Consolidated Financial Statements at their original cost; the carrying value of such investments is adjusted upward only when changes in the underlying fair values are readily ascertainable, generally as evidenced by substantial transactions occurring in the marketplace which directly affect their value. Downward adjustments relating to such equity securities are made in the event that the Company determines that the eventual realizable value is less than the carrying value. Loans made in connection with such activities are carried at unpaid principal balances plus accrued interest less reserves, if deemed necessary, for estimated losses.

Included in the Company's Condensed Consolidated Statement of Financial Condition at August 31, 1996 and November 30, 1995 are $865 million of Capital Units issued by the Company and Morgan Stanley Finance plc., a U.K. subsidiary ("MS plc"). A Capital Unit consists of (a) a Subordinated Debenture of MS plc in the principal amount of $25 guaranteed by the Company and having maturities from 2013 to 2015, and (b) a related Purchase Contract issued by the Company, which may be accelerated by the Company beginning approximately one year after the issuance of each Capital Unit, requiring the holder to purchase one Depositary Share representing ownership of a 1/8 interest in the Company's Cumulative Preferred Stock.

Earnings per share is based on the weighted average number of common shares and share equivalents outstanding and gives effect to preferred stock dividend requirements. Common share data for fiscal 1995 have been retroactively adjusted to reflect a two-for-one common stock split, effected in the form of a 100% stock dividend, declared on January 4, 1996 and payable on January 26, 1996 to holders of record on January 16, 1996.

On April 3, 1996, the Company's stockholders approved an increase in the number of authorized shares of common stock from 300,000,000 to 600,000,000.

2.       New Accounting Pronouncements

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which is effective for fiscal years beginning after December 15, 1995. SFAS No. 123 encourages, but does not require, companies to record compensation costs for the fair value of stock-based employee compensation awards, including options. The Company has elected not to adopt the cost recognition provisions of SFAS No. 123.

In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"), which is effective for transactions occurring after December 31, 1996. SFAS No. 125 prescribes the accounting for the transfer of financial assets, including securitizations, repurchase and securities lending transactions. The adoption of SFAS No. 125 would not have a material effect on the Company's results of operations. It may, however, have a material effect on the Consolidated Statement of Financial Condition of the Company and other companies in the securities industry, but the effect has not been quantified at this time.

3.       Long-Term Borrowings

Long-term borrowings at August 31, 1996 scheduled to mature within one year aggregate $3,108 million.

During the nine month period ended August 31, 1996, the Company issued senior notes aggregating $5,801 million, including non-U.S. dollar currency notes aggregating $836 million, primarily pursuant to its public debt shelf registration statements. The weighted average coupon interest rate of these notes at August 31, 1996 was 5.4%; the Company has entered into certain transactions to obtain floating interest rates based on either short-term LIBOR or repurchase agreement rates for Treasury securities. Maturities in the aggregate of these notes for the fiscal years ending November 30 are as follows:
1997, $592 million; 1998, $1,529 million; 1999, $1,494 million; 2000, $84 million; 2001, $1,558 million; and thereafter, $544 million. As of August 31, 1996, the aggregate outstanding principal amount of the Company's Senior Indebtedness (as defined in the aforementioned registration statements) was approximately $22.4 billion.

From September 1, 1996 to September 30, 1996, additional senior notes aggregating $88 million were issued primarily pursuant to the Company's public debt shelf registration statements. These notes have maturities from 2001 to 2011.

4.       Derivative Contracts and Other Commitments and Contingencies

In the normal course of business, the Company enters into a variety of derivative contracts related to financial instruments and commodities. The Company uses swap agreements in its trading activities and in managing its interest rate exposure. The Company also uses forward and option contracts, futures and swaps in its trading activities; these financial instruments also are used to hedge the U.S. dollar cost of certain foreign currency exposures. In addition, financial futures and forward contracts are actively traded by the Company and are used to hedge proprietary inventory. The Company also enters into delayed delivery, when-issued, and warrant and option contracts involving securities. These instruments generally represent future commitments to swap interest payment streams, exchange currencies or purchase or sell other financial instruments on specific terms at specified future dates. Many of these products have maturities that do not extend beyond one year; swaps and options and warrants on equities typically have longer maturities. For further discussion of these matters, refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Derivative Financial Instruments", and Note 5 to the Consolidated Financial Statements, included in the Form 10-K.

These derivative instruments involve varying degrees of off-balance sheet market risk. Future changes in interest rates, foreign currency exchange rates or the fair values of the financial instruments, commodities or indices underlying these contracts ultimately may result in cash settlements exceeding fair value amounts recognized in the Condensed Consolidated Statement of Financial Condition, which, as described in Note 1, are recorded at fair value, representing the cost of replacing those instruments.

The Company's exposure to credit risk with respect to these derivative instruments at any point in time is represented by the fair value of the contracts reported as assets. These amounts are presented on a net-by-counterparty basis consistent with FASB Interpretation No. 39, but are not reported net of collateral, which the Company obtains with respect to certain of these transactions to reduce its exposure to credit losses.

The credit quality of the Company's trading-related derivatives at August 31, 1996 and November 30, 1995 is summarized in the tables below, showing the fair value of the related assets by counterparty credit rating. The actual credit ratings are determined by external rating agencies or by equivalent ratings used by the Company's Credit Department:

August 31, 1996
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Collater-
                                                                                         alized         Other
                                                                                         Non-           Non-
                                                                                         Invest-        Invest-
                                                                                         ment           ment
(Dollars in millions)            AAA             AA           A             BBB          Grade          Grade         Total
-----------------------------------------------------------------------------------------------------------------------------
Interest rate
      and currency
      swaps and options
      (including caps,
      floors and swap
      options)                   $  731        $1,258        $1,495        $  301        $    2        $  164        $3,951
Foreign exchange
      forward contracts
      and options                   511           483           259            12            --            51         1,316
Mortgage-backed
      securities forward
      contracts, swaps
      and options                    97            42           136            18            --            16           309
Other fixed income
      securities contracts
      (including options)             8            18            25             5            --            15            71
Equity securities
      contracts
      (including equity
      swaps, warrants
      and options)                  505           223           248           136           385            38         1,535
Commodity forwards,
      options and swaps              63           241           262           195            --           302         1,063
                                 ------        ------        ------        ------        ------        ------        ------
Total                            $1,915        $2,265        $2,425        $  667        $  387        $  586        $8,245
                                 ======        ======        ======        ======        ======        ======        ======

Percent of total                     23%           27%           30%            8%            5%            7%          100%
                                 ======        ======        ======        ======        ======        ======        ======

November 30, 1995
--------------------------------------------------------------------------------------------------------------------------
                                                                                     Collater-
                                                                                     alized           Other
                                                                                     Non-             Non-
                                                                                     Invest-          Invest-
                                                                                     ment             ment
(Dollars in millions)               AAA           AA           A        BBB          Grade            Grade          Total
--------------------------------------------------------------------------------------------------------------------------

Interest rate
      and currency
      swaps and options
      (including caps,
      floors and swap
      options)                   $  660        $1,269        $1,148        $  535     $      88         $ 141        $3,841
Foreign exchange
      forward contracts
      and options                   548           531           674            83            --            27         1,863
Mortgage-backed
      securities forward
      contracts, swaps
      and options                    23            31            36             7            12            14           123
Other fixed income
      securities contracts
      (including options)            25            33            33            42            --             4           137
Equity securities
      contracts
      (including equity
      swaps, warrants
      and options)                  612            98           232           143           178           159         1,422
Commodity forwards,
      options and swaps             103           129           152           126            --           147           657
                                 ------        ------        ------        ------        ------        ------        ------
Total                            $1,971        $2,091        $2,275        $  936        $  278        $  492        $8,043
                                 ======        ======        ======        ======        ======        ======        ======

Percent of total                     25%           26%           28%           12%            3%            6%          100%
                                 ======        ======        ======        ======        ======        ======        ======


A substantial portion of the Company's securities and commodities transactions are collateralized and are executed with and on behalf of commercial banks and other institutional investors, including other brokers and dealers. Positions taken and commitments made by the Company, including positions taken and underwriting and financing commitments made in connection with its merchant banking and other principal investment activities, often involve substantial amounts and significant exposure to individual issuers and businesses, including non-investment grade issuers. The Company seeks to limit concentration risk created in its businesses through a variety of separate but complementary financial, position and credit exposure reporting systems, including the use of trading limits based in part upon the Company's review of the financial condition and credit ratings of its counterparties.

See also "Business -- Risk Management" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Management" in the Form 10-K for discussions of the Company's risk management policies and procedures.

The Company had approximately $3.0 billion of letters of credit outstanding at August 31, 1996 to satisfy various collateral requirements.

The Company and its subsidiaries have been named as defendants in certain legal actions and have been involved in certain investigations and proceedings in the ordinary course of business. It is the opinion of management, based on current knowledge and after consultation with counsel, that the outcome of such matters will not have a material adverse effect on the Company's Condensed Consolidated Financial Statements contained herein.


5. Preferred Stock

Preferred stock is composed of the following issues. Each issue of preferred stock ranks in parity with all other preferred stock.

                                         Shares Outstanding at                    Balance at
                                    --------------------------------    ---------------------------------
                                      August 31,      November 30,        August 31,       November 30,
                                         1996             1995               1996              1995
                                    ---------------  ---------------    ---------------   ---------------
                                                                                 (in millions)
ESOP Convertible
    Preferred Stock,
    liquidation preference
    $35.88                               3,711,165        3,758,133            $ 133            $ 135

9.36% Cumulative
    Preferred Stock,
    stated value $25                             -        5,500,000                -              138

7-3/8% Cumulative
    Preferred Stock,
    stated value $200                    1,000,000        1,000,000              200              200

8.88% Cumulative
    Preferred Stock,
    stated value $200                      975,000          975,000              195              195

8-3/4% Cumulative
    Preferred Stock,
    stated value $200                      750,000          750,000              150              150

7-3/4% Cumulative
    Preferred Stock,
    stated value $200                    1,000,000                -              200                -
                                                                               ------           ------

Total                                                                          $ 878            $ 818
                                                                               ======           ======

On May 23, 1996, the Company announced that it had called for redemption, on June 24, 1996, all 5,500,000 shares of its 9.36% Cumulative Preferred Stock at a redemption price of $25.156 per share, which reflects the stated value of $25 per share together with an amount equal to all dividends accrued and unpaid to, but excluding, June 24, 1996.

On July 22, 1996, the Company issued 4,000,000 Depositary Shares, representing 1,000,000 shares of 7-3/4% Cumulative Preferred Stock, in an aggregate amount of $200 million. Each Depositary Share represents 1/4 of a share of such preferred stock.

6. Stockholders' Equity

Morgan Stanley & Co. Incorporated ("MS&Co.") is a registered broker-dealer and a registered futures commission merchant and, accordingly, is subject to the minimum net capital requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Commodity Futures Trading Commission. MS&Co. has consistently operated in excess of these requirements with aggregate net capital, as defined, totaling $1,172 million at August 31, 1996, which exceeded the amount required by $929 million. Morgan Stanley & Co. International Limited ("MSIL"), a London-based broker-dealer subsidiary, is subject to capital requirements of the Securities and Futures Authority, and Morgan Stanley Japan Limited ("MSJL"), a Tokyo-based broker-dealer, is subject to the capital requirements of the Japanese Ministry of Finance. MSIL and MSJL have consistently operated in excess of their respective regulatory capital requirements.

Certain other U.S. and non-U.S. subsidiaries are subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their applicable local capital adequacy requirements.


7. Miller Anderson & Sherrerd, LLP ("MAS")

During the first quarter of fiscal 1996, the Company completed its acquisition of MAS, a Philadelphia-based investment manager, for approximately $350 million. The goodwill associated with this transaction is being amortized on a straight-line basis over 25 years. The Company's results for the nine months ended August 31, 1996 include the results of MAS since January 3, 1996, the date of acquisition.

8. Van Kampen American Capital, Inc.

The Company announced on June 24, 1996 that it had signed a definitive agreement to purchase VK/AC Holding, Inc. ("VKAC"), the parent of Van Kampen American Capital, Inc. ("Van Kampen"), for $745 million. Van Kampen is the fourth largest non-proprietary mutual fund provider in the United States with more than $57 billion in assets under management or supervision. The consideration for the purchase of the equity of VKAC will consist of cash and $25 million of preferred securities exchangeable into common stock of the Company. As of August 31, 1996, VKAC had long-term debt outstanding of approximately $400 million. The acquisition is expected to close in the fourth quarter of fiscal 1996 and is subject to customary closing conditions. The acquisition will be accounted for as a purchase.

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